Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in this Joint Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (“Joint Annual Report”) of La Quinta Corporation and La Quinta Properties, Inc. and subsidiaries (the “Companies”) of our reports dated March 14, 2005, with respect to the consolidated financial statements of the Companies and with respect to the Companies’ management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Companies, included in this Joint Annual Report and 2004 Annual Report to Shareholders of the Companies.

     Our audits also included the financial statement schedules of the Companies listed in Item 15(a) of this Joint Annual Report. These schedules are the responsibility of the Companies’ management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 14, 2005, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to the incorporation by reference in the following Registration Statements:

(1)	Joint Registration Statement on Form S-3 (Nos. 333-117546 and 333-117546-01) of La Quinta Corporation and La Quinta Properties, Inc.;

(2)	Registration Statement on Form S-3 (No. 333-114016) of La Quinta Properties, Inc.;

(3)	Joint Registration Statement on Form S-3 (Nos. 333-91998 and 333-91998-01) of La Quinta Corporation and La Quinta Properties, Inc.;

(4)	Joint Registration Statement on Form S-8 (Nos. 333-76920 and 333-76920-01) of La Quinta Corporation and La Quinta Properties, Inc.; and

(5)	Joint Registration Statement on Form S-8 (Nos. 333-39771 and 333-39771-01) of La Quinta Corporation and La Quinta Properties, Inc.

of our reports dated March 14, 2005, with respect to the consolidated financial statements of the Companies and with respect to the Companies’ management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Companies, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules of the Companies included in this Joint Annual Report of the Companies.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Dallas, Texas
March 14, 2005